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                                                                    EXHIBIT 10.1

                           INDUSTRIAL LEASE AGREEMENT

      THIS LEASE AGREEMENT (the "Lease") is made as of the "Effective Lease Date" (as defined in Section 37 herein) by and between Industrial Developments International, Inc., a Delaware corporation ("Landlord"), and Priority fulfillment services, inc., a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                              W I T N E S S E T H:

      1. Basic Lease Provisions. The following constitute the basic provisions of this Lease:

            (a)   Demised Premises Address:        8474 Market Place
                                                   Suite 101
                                                   Southaven, Mississippi  38671

            (b)   Demised Premises Square Footage: approximately 434,900 sq. ft.

            (c)   Building Square Footage: approximately 602,500 sq. ft.

            (d)   Annual Base Rent:

                     Lease Years 1-4     $1,226,418.00 (plus the prorated amount
                                         for any Fractional Month per Section 3
                                         hereof, if applicable) (annualized,
                                         where applicable)

            (e)   Monthly Base Rent Installments:

                    Lease Years 1-4 $102,201.50 (plus the prorated amount for
                                                any Fractional Month per
                                                Section 3 hereof, if applicable)

            (f)   Lease Commencement Date: October 1, 2004

            (g)   Base Rent Commencement Date: October 1, 2004

            (h)   Expiration Date: December 31, 2007

            (i) Primary Term: Thirty-nine (39) months plus, in the event the Base Rent Commencement Date does not occur on the first (1st) day of a calendar month, the period from and including the Base Rent Commencement Date to and including the last day of the calendar month in which the Base Rent Commencement Date occurs (if applicable, the "Fractional Month")

            (j)   Tenant's Operating Expense Percentage: 72.18%

            (k)   Security Deposit: $102,201.50

            (l) Permitted Use: Storage and distribution of durable and non-durable consumer and business goods and products, and office and administrative uses reasonably ancillary thereto (collectively, the "Initial Use"), or, subject to the limitations hereinafter specified, for any other lawful distribution center and/or warehousing use; provided, however, that Tenant shall obtain Landlord's prior written consent to a use which is different from the Initial Use and which involves the distribution, warehousing or other handling or use of either (1) Hazardous Substances (as defined in Section 16) not used by Tenant in its Initial Use and which would materially increase the risk of Contamination (as defined in Section 16) or materially adversely affect the value or marketability of the Demised Premises if a Contamination involving such Hazardous Substances were to occur, or (2) noxious substances not used by Tenant in its Initial Use and which would likely cause or create a nuisance or trespass for, or otherwise disturb the quiet enjoyment of, any other tenant and occupant of the Building (as hereinafter defined), and provided further, however, that Tenant's use of the Demised Premises
                  (i) shall never include any use prohibited by any provision contained in this Lease (including, without limitation, Section 16 hereof), (ii) shall never extend to or allow the use or storage of radioactive or biohazardous materials at the Demised Premises, or any use

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                  wherein a Hazardous Substance (as defined in Section 16)
                  constitutes the principal or primary product of the business to be conducted at the Demised Premises, (iii) shall never include any heavy manufacturing, and (iv) must not result in a material increase in the wear and tear on the Demised Premises, as compared to the Initial Use.

            (m)   Address for notice:

                  Landlord:          Industrial Developments International, Inc.
                                     c/o IDI, Inc.
                                     3424 Peachtree Road, N.E., Suite 1500
                                     Atlanta, Georgia  30326
                                     Attn:  Manager - Lease Administration

                  Tenant:            Priority Fulfillment Services, Inc.
                                     500 North Central Expressway
                                     Plano, Texas  75074
                                     Attn:  Chief Financial Officer

            (n)   Address for rental payments:

                                     Industrial Developments International, Inc.
                                     c/o IDI Services Group, LLC
                                     P.O. Box 281464
                                     Atlanta, Georgia  30384-1464

            (o)   Broker(s):         Commercial Advisors

            (p)   Guarantor(s):      PFSWeb, Inc.
                                     500 North Central Expressway
                                     Plano, Texas 74074
                                     Attn: Chief Financial Officer

      2. Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the "Demised Premises", as outlined on Exhibit A attached hereto and incorporated herein: an agreed upon approximately 434,900 square feet of space, approximately 6,000 square feet of which is office space, having an address as set forth in Section 1(a), located within Building E (the "Building"), which contains a total of an agreed upon approximately 602,500 square feet and is located within Airways Distribution Center (the "Project"), located in DeSoto County, Mississippi. The parties acknowledge that the number of square feet recited above has been conclusively determined and is not subject to contest by either party.

      3. Term. To have and to hold the Demised Premises for a preliminary term (the "Preliminary Term") commencing on the Effective Lease Date and ending on the day immediately preceding the Lease Commencement Date as set forth in
Section 1(f), and a primary term (the "Primary Term") commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17 (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the "Term"). The term "Lease Year", as used in this Lease, shall mean the 12-month period commencing on the Base Rent Commencement Date, and each 12-month period thereafter during the Term; provided, however, that (i) if the Base Rent Commencement Date occurs after the Lease Commencement Date, the first Lease Year will include the period between the Lease Commencement Date and the Base Rent Commencement Date, and (ii) if the Base Rent Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall include the resulting Fractional Month and shall extend through the end of the twelfth (12th) full calendar month following the Base Rent Commencement Date.

      4. Base Rent. Tenant shall pay to Landlord at the address set forth in
Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the resulting Fractional Month (which pro rata payment shall be due and payable on the Base Rent Commencement Date). No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

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          5. Security Deposit.

            (a) Upon Tenant's execution of this Lease, Tenant will pay to Landlord the sum set forth in Section 1(k) (the "Cash Security Deposit") as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. In the alternative, Tenant shall have the right, within five (5) business days of Tenant's execution of this Lease, to deliver to Landlord an Irrevocable Letter of Credit (the "Letter of Credit") in the amount set forth in Section 1(k) (the "LC Security Deposit"; the Cash Security Deposit or the LC Security Deposit, as applicable, being referred to herein as the "Security Deposit"), in a form and from a financial institution acceptable to Landlord, and shall cause the same to be maintained in full force and effect throughout the Term, as may be extended, and during the thirty (30) day period after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Demised Premises to Landlord, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. In the event that, during the Term, Tenant fails to deliver to Landlord a renewal of or replacement to the letter of credit by a date no later than thirty (30) days prior to its expiration date, Landlord shall have the right to demand and receive payment in full under the letter of credit and to hold the cash proceeds as the Security Deposit under this Lease. The acceptance by Landlord of the Security Deposit paid by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease. The Security Deposit, if in the form of cash, may be commingled with Landlord's other funds or held by Landlord in a separate interest bearing account, with interest paid to Landlord, as Landlord may elect. In the event that Tenant is in default under this Lease, Landlord may retain or draw on the security Deposit for the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of Tenant's default or failure to perform; provided, however, that any such retention by Landlord shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise. In the event all or any portion of the Security Deposit is so retained by Landlord, Tenant shall, within five (5) days of demand therefor from Landlord, replenish the Security Deposit to the full amount set forth in Section 1(k) (and Tenant's failure to do so shall constitute an immediate "Event of Default", as defined in Section 22 hereof, without any further notice or demand from Landlord). In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the security deposit shall be returned to Tenant within thirty (30) days after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Demised Premises to Landlord. In the event of a sale of the Building, Landlord shall have the right to transfer the security deposit to the purchaser, and upon acceptance by such purchaser, Landlord shall be released from all liability for the return of the security deposit. Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

            (b) Notwithstanding the foregoing, if at the end of the first (1st) Lease Year, (i) Tenant has not previously committed an Event of Default (as defined below) and (ii) as of the date on which such reduction is to occur, no Event of Default exists and no facts exist which, with the passage of time or giving of notice would constitute an Event of Default, the amount of the Security Deposit shall be reduced by Fifty-One Thousand One Hundred and 75/100 Dollars ($51,100.75) (the "Reduction Amount") (such that, after such reduction, the Security Deposit shall be in an amount equal to $51,100.75, which is the equivalent of one half (1/2) installment of monthly Base Rent). In connection with each such reduction, if applicable, Landlord will either (i) refund to Tenant the Reduction Amount within thirty (30) days after the expiration of the first (1st) Lease Year (if the Security Deposit is in the form of a cash deposit), or (ii) within thirty (30) days of demand therefor from Tenant, execute any reasonable documentation presented to Landlord by Tenant which is necessary to cause a reduction in the Letter of Credit by the Reduction Amount (if the Security Deposit is in the form of the Letter of Credit). If the Security Deposit is initially in the form of a Letter of Credit, Tenant shall nevertheless have the right at any time after the reduction in the Security Deposit in accordance herewith to deliver to Landlord, in cash, the amount of the then required Security Deposit (i.e., $51,100.75), which shall thereafter be held by Landlord as a cash Security Deposit pursuant to the terms of subsection
(a) above, whereupon Landlord shall surrender the Letter of Credit to Tenant

      6. Operating Expenses and Additional Rent.

            (a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). "Operating Expenses" shall be defined as, without duplication, all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the "Building Common Area") fully operational and in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including sealing and restriping, and trash, snow and ice removal), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees, all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area (including, without limitation, commercially reasonable deductibles), and costs of improvements to the Building and the Building Common Area

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required by any law, ordinance or regulation enacted or promulgated after the
Lease Commencement Date and applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b) or advertising, marketing or commission expenses. Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Common Area or are incurred with respect to improvements made to comply with laws, ordinances or regulations as described above. Operating Expenses shall be accounted for in accordance with generally accepted accounting principles consistently applied ("GAAP"). The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as "Tenant's Operating Expense Percentage" and set forth in Section 1(j)); provided that, as to management fees, Tenant shall pay Landlord the management fees directly attributable to the Rent (as hereinafter defined) payable hereunder with respect to the Demised Premises, and not Tenant's Operating Expense Percentage of the management fees payable on the entire Building, and, for each Lease Year during the Primary Term (and in no event during any extended term), such management fees shall not exceed two percent (2%) of the total amount of Base Rent and Operating Expenses payable hereunder during each such Lease Year during the Primary Term. Notwithstanding the foregoing, Landlord shall, in Landlord's reasonable discretion, have the right to adjust Tenant's proportionate share of individual components of Operating Expenses if Tenant's Operating Expense Percentage thereof would not equitably allocate to Tenant its share of such component of Operating Expenses in light of Tenant's particular use, manner of use and/or level of tenant improvements in the Demised Premises (and Landlord shall use good faith, diligent efforts to include in every other lease in the Building language substantially similar to the foregoing so as to entitle Landlord to make similar adjustments with respect to such other tenants' Operating Expenses as and where appropriate). Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.

            (b) Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary (all such Base Rent and Additional Rent sometimes being referred to collectively herein as "Rent"). Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

            (c) If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

            (d) Landlord currently reasonably estimates that Tenant's proportionate share of Operating Expenses for calendar year 2004 (not including property taxes and property insurance) will be $.17 per square foot of the Demised Premises.

      7. Use of Demised Premises.

            (a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(l) and for no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld.

            (b) Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

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            (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

            (d) Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

            (e) In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent. Landlord shall promptly notify Tenant of any such increase.

      8. Insurance.

            (a) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                  (i) Liability insurance in the Commercial General Liability form (including Broad Form Property Damage and Contractual Liabilities or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $1,000,000.00 and to have general aggregate limits of not less than $2,000,000.00 with "umbrella" coverage with limits of not less than $5,000,000.00 for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

                  (ii) Insurance covering (A) all of the items included in the leasehold improvements constructed in the Demised Premises by or at the expense of Landlord (collectively, the "Improvements"; and, except to the extent otherwise provided herein, the Improvements shall be deemed to include any "Additional Improvements" constructed pursuant to Special Stipulation 1 on Exhibit C hereto), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risk" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 20.

            (b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A," and financial size of not less than Class X, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located. Each and every such policy:

                  (i) shall name Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as "loss payee";

                  (ii) shall be delivered to Landlord, in the form of an insurance certificate acceptable to Landlord as evidence of such policy, prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

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                  (iii) shall contain a provision that the insurer will give to
Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                  (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

            (c) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

            (d) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by "all-risk" fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

      9. Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof as charged by the applicable utility companies to Tenant. All such utilities shall be separately metered and billed to Tenant, and Tenant shall establish an account with the utility provider with respect to each such separately metered utility. Tenant's obligation for payment of all utilities shall commence on the earlier of the Lease Commencement Date or the date of Tenant's actual occupancy of all or any portion of the Demised Premises, including any period of occupancy prior to the Lease Commencement Date, regardless of whether or not Tenant conducts business operations during such period of occupancy. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant's next payment due as Additional Rent.

      10. Maintenance and Repairs.

            (a) Tenant shall, at its own cost and expense, maintain in good condition and repair and replace as necessary the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs), ceilings, storefronts, plate glass, skylights (excluding seals between skylights and the roof, which shall be a Landlord obligation as hereinafter set forth), all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance, repair and replacement as is the obligation of Landlord pursuant to Section 10(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord; provided, however, that during the one year period following the Lease Commencement Date, such service contract shall be maintained with the contractor that installed the heating, ventilation and air conditioning systems and shall provide for at least two preventive maintenance service calls during such one year period. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. Tenant's obligation shall exclude any maintenance, repair and replacement required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord.

            (b) Landlord shall, at its own cost and expense, maintain in good condition and repair the foundation (beneath the floor slab), structural frame, external walls (exclusive of painting and caulking, the cost of which will be included in Operating Expenses in accordance with Section 6 hereof) and roof of the Building(including the seals between the skylights and the roof). Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act (exclusive of ordinary wear and tear resulting from the Permitted
Use) or negligence of Tenant or any of Tenant's subsidiaries or affiliates, or any of Tenant's or such subsidiaries' or affiliates' agents, contractors, employees, licensees or invitees (collectively, "Tenant's Affiliates"), the cost of which shall be the responsibility of Tenant. Landlord shall never have any obligation to repair, maintain or replace, pursuant to this subsection 10(b) or any other provision of this Lease, any Tenant's Change (as defined in Section 18 hereof).

            (c) Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

      11. Tenant's Personal Property; Indemnity. All of Tenant's personal property in the Demised Premises shall be and remain at Tenant's sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except, in the case of personal injury only, to the extent caused by the negligence of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, reasonable attorneys' fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence of Landlord, its agents, employees or contractors. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

      12. Tenant's Fixtures. Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined in Section 22, then exists; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures. In all cases, however, any fixtures, equipment and personal property contained in the Demised Premises owned by Philip Morris (as hereinafter defined) may be removed at any time, and Landlord shall not prohibit access to the Demised Premises for such purpose, provided that prior to any such entry and removal Philip Morris shall have executed and delivered for the benefit of Landlord an entry and indemnification agreement in form reasonably acceptable to Landlord.

      13. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Notwithstanding the foregoing, Tenant shall have the right to affix one (1) identification sign to the exterior of the Demised Premises and to install one (1) monument identification sign in the Building Common Area, provided Tenant and such signs otherwise comply with the terms and conditions of this Section 13. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant's sole cost and expense.

      14. Reserved.

      15. Governmental Regulations. Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, "Governmental Requirements") relating to (a) all or any part of the Demised Premises, and (b) the use or manner of use of the Demised Premises and the Building Common Area; provided, however, that Landlord shall be solely responsible for making all changes necessitated by violations of applicable Governmental Requirements that are in effect as of the Lease Commencement Date. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises. Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises, the Building, or the Building Common Area (a "Code Modification") which is made necessary as a result of the specific use being made by Tenant of the Demised Premises or a Tenant's Change, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 18 hereof. If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under GAAP and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant) or a Tenant's Change, then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, in accordance with GAAP, and (c) to the extent the Code Modification relates to the Building or the Building Common Area (and not to any portion of the Demised Premises), Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for (i) Tenant's proportionate share (based on Tenant's Operating Expense Percentage) of the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof, with respect to any Code Modification respecting the Building or the Building Common Area, and (ii) to the extent the Code

Modification relates to the Demised Premises (and not any other portion of the Building), the entire portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof, with respect to any Code Modification respecting the Demised Premises. Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

      16. Environmental Matters.

            (a) For purposes of this Lease:

                  (i) "Contamination" as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                  (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA").

                  (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

            (b) Landlord represents that, except as revealed to Tenant in writing by Landlord, to Landlord's actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord's actual knowledge, has any predecessor owner of the Demised Premises.

            (c) Tenant covenants that all its activities, and the activities of Tenant's Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained, or will obtain prior to the date required by the applicable Governmental Requirements, all such permits, licenses or approvals and made, or will make prior to the date required by the applicable Governmental Requirements, all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

            (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project in violation of any Environmental Law without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises. For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

            (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant's Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

            (f) Regardless of any consents granted by Landlord pursuant to
Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under

RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

            (g) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord's own negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all reasonable expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all reasonable costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all reasonable costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

      17. Construction of Demised Premises.

            (a) Within thirty (30) days after the Effective Lease Date, Landlord shall prepare, at Landlord's sole cost and expense, and submit to Tenant a set of plans and specifications and/or construction drawings (collectively, the "Plans and Specifications") based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit B attached hereto and incorporated herein, covering all work to be performed by Landlord in constructing the Improvements (as defined in Section 8(a)(ii)). Tenant shall have ten (10) days after receipt of the plans and specifications in which to review and to give to Landlord written notice of its approval of the plans and specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any changes to the plans and specifications which would materially alter either the Demised Premises or the exterior appearance or basic nature of the Building, as the same are contemplated by the preliminary Plans. If Tenant fails to approve or request changes to the Plans and Specifications by ten (10) days after its receipt thereof, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Plans and specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Landlord and Tenant shall at all times in their respective preparation or review of the plans and specifications, and of any revisions thereto, act reasonably and in good faith. Tenant acknowledges that the Improvements are being constructed on a "fast track" basis and that Landlord shall have the right and option to submit various parts of the proposed Plans and Specifications from time to time during said thirty (30) day period and the time period for approval of any part of the proposed plans and specifications shall commence upon receipt of each submission. After Tenant has approved the Plans and Specifications or the Plans and Specifications have otherwise been finalized pursuant to the procedures set forth hereinabove, any subsequent changes to the Plans and Specifications requested by Tenant (herein referred to as a "Change Order") shall be at Tenant's sole cost and expense and subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Landlord approves any such requested Change Order, Landlord shall give written notice thereof to Tenant, which notice will specify the Change Order approved by Landlord as well as the estimated incremental cost thereof. The cost to Tenant for Change Orders shall be Landlord's incremental cost plus fifteen percent (15%) of such amount as Landlord's overhead. Tenant acknowledges and agrees that Landlord shall be under no obligation to proceed with any work related to the approved Change Order unless and until Tenant delivers to Landlord an amount equal to the full estimated incremental cost of such approved Change Order as set forth in Landlord's notice. When the final incremental cost of any such Change Order has been determined and incurred, Landlord and Tenant each agree to pay or refund the amounts owed to the other with respect to such Change Order, based on the estimated payment made to Landlord. If after the Plans and specifications have been finalized pursuant to the procedures set forth hereinabove Tenant requests a Change Order or any further changes to the Plans and specifications and, as a result thereof, Substantial Completion (as hereinafter defined) of the Improvements is delayed, then for purposes of establishing the Lease Commencement Date and any other date tied to the date of Substantial Completion, Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant delay.

            (b) Landlord shall use reasonable speed and diligence to Substantially Complete the Improvements, at Landlord's sole cost and expense, and have the Demised Premises ready for occupancy on or before the anticipated Lease Commencement Date of October 1, 2004 set forth in Section 1(f). If the Demised Premises are not Substantially Complete on that date, such failure to complete shall not in any way affect the obligations of Tenant hereunder except that the Lease Commencement Date and the Base Rent Commencement Date shall be postponed one day for each day Substantial Completion is delayed until the Demised Premises are Substantially Complete, unless the delay is caused by (i) Tenant's failure to approve or disapprove the Plans and Specifications as set forth in Section 17(a), (ii) change orders requested by

Tenant after approval of the Plans and Specifications, (iii) this Lease not being executed and delivered by Tenant on or before August 17, 2004, (iv) any delay in construction of the Improvements as a result of the construction of any Additional Improvements required pursuant to Special Stipulation 1 on Exhibit C attached hereto, and/or (v) any other act or omission of Tenant or Tenant's Affiliates (collectively, "Tenant Delays"). No liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Demised Premises, and Tenant hereby releases and discharges Landlord from and of any claims for damage, loss, or injury of every kind whatsoever as if this Lease were never executed. Notwithstanding the foregoing, if Landlord fails to achieve Substantial Completion on or before the seventieth
(70th) day following the date on which the Plans and Specifications are finalized pursuant to subsection 17(a) above, as such date may be extended by Delay (as hereinafter defined) (the "Outside Improvements Date"), Tenant will have the right, as its sole and exclusive remedy (subject to the additional termination remedy set forth hereinbelow), to a credit against Base Rent equal to $1,000.00 for each day Substantial Completion of the Improvements was delayed beyond the Outside Improvements Date (excluding any days of Delay, as defined below) until said credit is fully realized by Tenant. Notwithstanding the foregoing, in the event that Landlord is unable to Substantially Complete the Improvements on or before the one hundredth twentieth (120th) day after the Outside Improvements Date, as extended by Delay, Tenant may, at its option and as its sole and exclusive remedy, terminate this Lease by written notice to Landlord given within thirty (30) days following the expiration of such one hundred twenty (120)-day period (provided that Substantial Completion has not occurred prior to Landlord's receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder. For purposes of this Lease, "Delay" shall mean (i) Tenant Delays, and (ii) such additional time as is equal to the time lost by Landlord or Landlord's contractors or suppliers in connection with the construction of the Improvements due to strikes or other labor troubles (but in no event due to Landlord's failure to pay such contractors or suppliers as and when due), governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or other conditions, and other matters not within the reasonable control of Landlord.

            (c) Upon Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Improvements (the "Punchlist"). Landlord shall, within a reasonable time after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the Punchlist. All construction work performed by Landlord shall be deemed approved by Tenant in all respects except for items of said work which are not completed or do not conform to the Plans and Specifications and which are included on the Punchlist.

            (d) Reserved.

            (e) Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following the Lease Commencement Date, that (i) the materials and equipment furnished by Landlord's contractors in the completion of the Improvements will be of good quality and new, and (ii) such materials and equipment and the work of such contractors shall comply with all applicable laws, rules, regulations, building codes and insurance requirements and shall be completed in accordance with the Plans and Specifications in all material respects in a good and workmanlike manner and free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages or defects caused by Tenant or Tenant's Affiliates, improper or insufficient maintenance, improper operation, and normal wear and tear under normal usage.

            (f) For purposes of this Lease, the term "Substantial Completion" (or any variation thereof) shall mean completion of construction of the Improvements in accordance with the Plans and Specifications, subject only to Punchlist items established pursuant to Section 17(c), as established by the delivery by Landlord to Tenant of a certificate of occupancy or its equivalent (or temporary certificate of occupancy or its equivalent) for the Demised Premises issued by the appropriate governmental authority, if a certificate is so required by a governmental authority, or if not so required or if unavailable because of unfinished work to be performed by Tenant, then by the delivery by Landlord to Tenant of a Certificate of Substantial Completion for the Improvements on Standard AIA Form G-704 certified by Landlord's architect. In the event Substantial Completion is delayed because of Tenant's failure to approve or disapprove the Plans and Specifications as set forth in Section 17(a), by change orders requested by Tenant after approval of the Plans and Specifications (including, without limitation, Tenant's request for additional improvements in accordance with Special Stipulation 2 on Exhibit C hereto) or by any other delay caused by Tenant or Tenant's Affiliates, then for the purpose of establishing the Lease Commencement Date and any other date tied to the date of Substantial Completion, Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such delay.

      18. Tenant Alterations and Additions.

            (a) Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant's Change"), without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender's prior written consent (if such consent is required). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld. All Tenant's Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant's Changes. If Landlord at the time of giving its approval to any Tenant's Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and at Landlord's option upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant's Change. Landlord may withhold consent to any Tenant's Change which is structural in nature or impairs the structural strength of the Building, in Landlord's sole discretion, or reduces its value, in Landlord's reasonable discretion. Tenant shall pay the full cost of any Tenant's Change. Except as otherwise provided herein and in Section 12, or as otherwise agreed at the time of a Tenant's Change is approved, all Tenant's Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant (excluding racks, conveyers and related equipment) shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

            (b) To the extent permitted by law, all of Tenant's contracts and subcontracts for such Tenant's Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant's leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless from, and defend against (with legal counsel acceptable to Landlord) all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys' fees, paralegals' fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

      19. Services by Landlord. Landlord shall be responsible for providing for maintenance of the Building Common Area, and, except as required by Section 10(b) hereof or as otherwise specifically provided for herein, Landlord shall be responsible for no other services whatsoever. Tenant, by payment of Tenant's share of the Operating Expenses, shall pay Tenant's pro rata share of the expenses incurred by Landlord hereunder.

      20. Fire and Other Casualty. In the event the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord's expense, including the Improvements to be insured by Tenant, but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Improvements (Landlord being responsible for any deductible under Landlord's insurance policies and the amount of any risk retained by Landlord to the extent Landlord does not carry coverage at one hundred percent (100%) of the replacement value of the Building, exclusive of fixtures and property required to be insured by Tenant under this Lease). Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days after the date of such damage; or
(ii) destroyed by a casualty which is not covered by Landlord's insurance, or if such casualty is covered by Landlord's insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within sixty (60) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant's receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent and all other amounts payable by Tenant hereunder shall equitably abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

      21. Condemnation.

            (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

            (b) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking.

            (c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

      22. Tenant's Default.

            (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

                  (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after Landlord gives written notice to Tenant of such failure; provided, however, that Landlord shall only be required to give such a notice of default three (3) times in any twelve (12) month period during the Term, it being understood and agreed that any failure to pay Base Rent or any Additional Rent on time thereafter within such twelve (12) month period shall constitute an immediate Event of Default hereunder;

                  (ii) reserved;

                  (iii) if the Demised Premises become deserted or abandoned for more than twenty (20) consecutive days or if Tenant fails to take possession of the Demised Premises on the Lease Commencement Date or within twenty (20) days thereafter;

                  (iv) if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

                  (v) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) business days after Landlord gives Tenant written notice of such failure;

                  (vi) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within ninety (90) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

                  (vii) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

                  (viii) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within ninety
(90) days following the date of such appointment; or

                  (ix) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

            (b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

                  (i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

                  (ii) Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, which shall be calculated at the date of such termination, as follows: (1) the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the "Treasury Yield" as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph
(ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Remaining Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the Remaining Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

                  (iii) without terminating this Lease, declare immediately due and payable the sum of the following: (1) the present value (calculated using the "Treasury Yield") of all Base Rent and Additional Rent due and coming due under this Lease for the entire remaining Term (as if by the terms of this Lease they were payable in advance), plus (2) the cost of recovering and reletting the Demised Premises and all other expenses incurred by Landlord in connection with Tenant's default, plus (3) any unpaid Base Rent, Additional Rent and other rentals, charges, assessments and other sums owing by Tenant to Landlord under this Lease or in connection with the Demised Premises as of the date this provision is invoked by Landlord, plus (4) interest on all such amounts from the date due at the Interest Rate, and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Base Rent and Additional Rent payable hereunder throughout the Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Demised Premises during the remainder of the Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (iii)), less all costs, expenses and attorneys' fees of Landlord incurred but not yet reimbursed by Tenant in connection with recovering and reletting the Demised Premises; or

                  (iv) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence, provided, however, that to the extent any property contained in the Demised Premises is owned by Philip Morris, Landlord shall give Philip Morris five (5) days prior written notice of such removal, provided that Philip Morris shall have executed and delivered for the benefit of Landlord an entry and indemnification agreement in form reasonably acceptable to Landlord. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

                  (v) Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

                  (vi) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same as long as an Event of Default exists under this Lease; or

                  (vii) With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

                  (viii) Pursue such other remedies as are available at law or equity.

            (c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

            (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

            (e) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

            (f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

      23. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant's compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or, during the last six (6) months of the Term, tenant thereof.

      24. Lender's Rights.

            (a) For purposes of this Lease:

                  (i) "Lender" as used herein means the holder of a Mortgage;

                  (ii) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

            (b) Subject to the receipt by Tenant of a non-disturbance agreement, substantially in the form of Exhibit F attached hereto, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

            (c) Tenant shall, in confirmation of the subordination set forth in
Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all reasonable instruments requested by either of them to evidence such subordination which are consistent with the form of Exhibit F attached hereto.

            (d) At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all reasonable instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

            (e) If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any reasonable instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or
(iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

            (f) In the event there is a Mortgage at any time during the Term, Landlord shall, at Tenant's request, use reasonable efforts to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 24.

      25. Estoppel Certificate and Financial Statement.

            (a) Landlord and Tenant agree, at any time, and from time to time, within ten (10) business days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

            (b) If Landlord desires to finance, refinance, or sell the Building, Tenant and all guarantors of Tenant's obligations hereunder, if any, shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years; provided, however, that if Priority Fulfillment Services, Inc. is the Tenant at the time that Landlord desires to finance, refinance, or sell the Building, then only the guarantors of such Tenant's obligations hereunder shall be required to provide their financial statements, in the manner described in this subsection (b), to any such lender or purchaser. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

      26. Landlord Liability. NO OWNER OF THE DEMISED PREMISES, WHETHER OR NOT NAMED HEREIN, SHALL HAVE LIABILITY HEREUNDER AFTER IT CEASES TO HOLD TITLE TO THE DEMISED PREMISES. NEITHER LANDLORD NOR ANY OFFICER, DIRECTOR, SHAREHOLDER, PARTNER OR PRINCIPAL OF LANDLORD, WHETHER DISCLOSED OR UNDISCLOSED, SHALL BE UNDER ANY PERSONAL LIABILITY WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LEASE. IN THE EVENT LANDLORD IS IN BREACH OR DEFAULT WITH RESPECT TO LANDLORD'S OBLIGATIONS OR OTHERWISE UNDER THIS LEASE, TENANT SHALL LOOK SOLELY TO THE EQUITY OF LANDLORD IN THE BUILDING FOR THE SATISFACTION OF TENANT'S REMEDIES. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD'S LIABILITY UNDER THE TERMS, COVENANTS, CONDITIONS, WARRANTIES AND OBLIGATIONS OF THIS LEASE SHALL IN NO EVENT EXCEED LANDLORD'S EQUITY INTEREST IN THE BUILDING.

      27. Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by a nationally recognized overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing. Any notice required or permitted to be given or served by Landlord or Tenant to this Lease may be given by either an agent, law firm or attorney acting on behalf of Landlord or Tenant.

      28. Brokers. Tenant represents and warrants to Landlord that, except for those parties set forth in Section 1(o) (the "Brokers"), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. Landlord represents and warrants to Tenant that, except for those parties set forth in Section 1(o) (the "Brokers"), Landlord has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Landlord hereby further represents and warrants to Tenant that Landlord, apart from the standard brokerage commission, is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers. Landlord hereby indemnifies Tenant against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

      29. Assignment and Subleasing.

            (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold, delay or condition. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord's prior written consent. For purposes of this Section 29, by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord determines (i) that the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Effective Lease Date, (ii) that the prospective assignee or subtenant has a poor business reputation, (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant.

            (b) Notwithstanding Section 29(a) above, provided that there then exists no Event of Default under this Lease which remains uncured, Tenant shall have the right, upon forty-five (45) days' prior written notice to Landlord but without Landlord's prior consent, to assign this Lease to Philip Morris

USA, Inc. or to Altria Group, Inc. (either being referred to herein as a "Pre-Approved Assignee"), provided that upon any such assignment the Pre-Approved Assignee assumes all of the obligations and liabilities of Tenant arising under this Lease and shall then have assets, capitalization, tangible net worth and creditworthiness at least equal to the assets, capitalization, tangible net worth and creditworthiness of the Guarantor as of the Effective Lease Date as determined by GAAP. For the purpose hereof, "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Following an assignment to a Pre-Approved Assignee as described hereinabove, such Pre-Approved Assignee may assign this Lease to: (a) an affiliate of such Pre-Approved Assignee, or (b) as part of a merger or consolidation or to an entity which acquires the business which is operated by such Pre-Approved Assignee in the Demised Premises, without Landlord's consent, but with notice to Landlord, provided such successor entity under (a) or (b) above assumes the obligations of such Pre-Approved Assignee in writing, and provided, further, that no such further assignment by such Pre-Approved Assignee shall relieve such Pre-Approved Assignee from or reduce its obligations under this Lease. Any sublease or assignment pursuant to and in compliance with this subsection (b) shall be referred to herein as a "Pre-Approved Assignment". The provisions of subsection 29(c) below shall not apply to any Pre-Approved Assignment; provided, however, that the written notice given by Tenant to Landlord pursuant to this subsection 29(b) must contain sufficient information and documentation to enable Landlord to confirm that all of the requirements of this subsection 29(b) have been satisfied.

            (c) If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof, other than in connection with a Pre-Approved Assignment, Tenant shall give Landlord written notice no later than forty-five
(45) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 11 and 28 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in consideration of such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration (after payment of brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (iii) to refuse, in Landlord's reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed.

            (d) No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

      30. Termination or Expiration.

      (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof. Notwithstanding anything to the contrary contained herein, if this Lease is rejected in any bankruptcy action or proceeding filed by or against Tenant, and the effective date of rejection is on or after the date upon which that month's Rent is due and owing, then the Rent owing under this Lease for the month during which the effective date of such rejection occurs shall be due and payable in full and shall not be prorated.

            (b) At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

            (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the then current fair market base rental value of the Demised Premises or (ii) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder. Notwithstanding the foregoing, there shall be no renewal of this Lease by operation of law or otherwise, and, in addition to and without limiting such rights and remedies as may be available to Landlord at law or in equity as a result of Tenant's holding over beyond the Term, Landlord shall be entitled to exercise any and all rights and remedies available to Landlord in respect of an Event of Default hereunder (it being agreed that any such holdover shall be deemed an immediate Event of Default hereunder). In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant's right of possession. The provisions of this subsection 30(c) shall survive the expiration of the Term.

      31. Reserved.

      32. Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid within five (5) days after the due date therefor, Tenant shall pay an administrative fee (the "Administrative Fee") equal to five percent (5%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the "Interest Rate"), in order to defray the additional expenses incurred by Landlord as a result of such late payment. The Administrative Fee is in addition to, and not in lieu of, any of the Landlord's remedies hereunder.

      33. Rules and Regulations. Tenant agrees to abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other reasonable rules and regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Building and not intended to modify or amend the basic Lease terms, or that would materially and adversely impact Tenant's cost or ability to operate.

      34. Quiet Enjoyment. So long as Tenant pays its rent and performs its obligations hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term free from the disturbance by Landlord or any party by, through or under Landlord.

      35. Miscellaneous.

            (a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever.

            (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

            (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

            (d) Time is of the essence of this Lease.

            (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

            (f) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, letters of intent, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Any future amendment to this Lease must be in writing and signed by the parties hereto. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

            (g) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

            (h) Under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.

            (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

            (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

            (k) This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

            (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

      36. Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

      37. Effective Lease Date. For purposes of this Lease, the term "Effective Lease Date" shall mean the later date upon which this Lease is signed by Landlord and Tenant.

      38. Authority. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E. Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

      39. No Offer Until Executed. The submission of this Lease by Landlord to Tenant for examination or consideration does not constitute an offer by Landlord to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Demised Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. Eastern time for fifteen (15) days after the date of execution of this Lease by Tenant and delivery to Landlord. This Lease may be executed and delivered by facsimile or electronic media and in multiple counterparts.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

                                     LANDLORD:

Date:__________________

                                     INDUSTRIAL DEVELOPMENTS INTERNATIONAL, a delaware corporation

                                     By:_____________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                     Attest:_________________________________
                                            Name:____________________________
                                            Title:___________________________

                                                       [CORPORATE SEAL]

                                     TENANT:

Date:__________________              PRIORITY FULFILLMENT SERVICES, INC., a
                                     delaware corporation

                                     By:_____________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                     Attest:_________________________________
                                            Name:____________________________
                                            Title:___________________________

                                                       [CORPORATE SEAL]

                                   ATTESTATION

Landlord - Corporation:

STATE OF_________________

COUNTY OF________________

      BEFORE ME, a Notary Public in and for said County, personally appeared__________________________ and , known to me to be the person(s) who, as ___________________________________ and ____________________________________,
respectively, of Industrial Developments International, Inc., the corporation which executed the foregoing instrument in its capacity as Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this__day of_____________________, 20____.

                                ________________________________________
                                Notary Public
                                My Commission Expires:

Tenant - Corporation:

STATE OF_________________

COUNTY OF________________

      BEFORE ME, a Notary Public in and for said County, personally appeared__________________________ and , known to me to be the person(s) who, as ___________________________________ and ____________________________________,
respectively, of Priority Fulfillment Services, Inc., the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this_day of___________________, 20___.

                                ________________________________________
                                Notary Public

                                My Commission Expires:

LEASE INDEX

Section            Subject
-------            -------
   1               Basic Lease Provisions

   2               Demised Premises

   3               Term

   4               Base Rent

   5               Security Deposit

   6               Operating Expenses and Additional Rent

   7               Use of Demised Premises

   8               Insurance

   9               Utilities

  10               Maintenance and Repairs

  11               Tenant's Personal Property; Indemnity

  12               Tenant's Fixtures

  13               Signs

  14               Reserved

  15               Governmental Regulations

  16               Environmental Matters

  17               Construction of Demised Premises

  18               Tenant Alterations and Additions

  19               Services by Landlord

  20               Fire and Other Casualty

  21               Condemnation

  22               Tenant's Default

  23               Landlord's Right of Entry

  24               Lender's Rights

  25               Estoppel Certificate and Financial Statement

  26               Landlord's Liability

  27               Notices

  28               Brokers

  29               Assignment and Subleasing

  30               Termination or Expiration

  31               Reserved 32    Late Payments

  33               Rules and Regulations

  34               Quiet Enjoyment

  35               Miscellaneous

  36               Special Stipulations

  37               Effective Lease Date

  38               Authority

  39               No Offer Until Executed

Exhibit "A"  Demised Premises
Exhibit "A-1"  Parking
Exhibit "A-2"  Access
Exhibit "A-3"  Adjacent Space
Exhibit "B"  Preliminary Plans and Specifications/Work
Exhibit "C"  Special Stipulations
Exhibit "D"  Rules and Regulations
Exhibit "E"  Certificate of Authority
Exhibit "F"  SNDA
Exhibit "G" Guaranty